Exhibit 10.1

Execution Version

Original Issue Date: April 6, 2026

Principal Amount: $5,000,000

AMENDED AND RESTATED PROMISSORY NOTE

THIS PROMISSORY NOTE (this “Note”) is a duly authorized and validly issued debt obligation of New Era Energy & Digital Inc., a Nevada corporation (the “Company” or the “Borrower”), having its principal place of business at 200 N. Loraine Street, Suite 1324, Midland, Texas 79701.

FOR VALUE RECEIVED, the Company promises to pay to Zachary Yi Zhou, or his registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, a number of shares of common stock, par value $0.0001 (“Common Stock”), equal to (i) the principal sum of $5,000,000 (or such lower amount as remains outstanding at such time) and any other sums due hereunder on the Maturity Date (as defined below) (such outstanding amount, together with all accrued and unpaid interest and inclusive of any MOIC Premium, the “Note Amount”) divided by (ii) the Conversion Price (as defined herein), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events with respect to any juridical entity: (a) the entity commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the entity, and such case or other proceeding shall remain undismissed or unstayed for a period of ninety days, (b) there is commenced against the entity any such case or proceeding that is not dismissed within ninety days after commencement, (c) the entity is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, and such order shall remain undischarged, unvacated or unstayed for ninety calendar days, (d) the entity suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within ninety calendar days after such appointment, (e) the entity makes a general assignment for the benefit of creditors, or (f) the entity, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the New York Federal Reserve Bank is closed.

“Conversion Price” means, in the event of a Qualified Equity Financing, the Qualified Equity Financing Price Per Share, or, in the absence of a Qualified Equity Financing, the average volume weighted average price for the thirty trading days prior to the applicable Maturity Date.

“Event of Default” shall have the meaning set forth in Section 4(a).

“Maturity Date” means the earliest to occur of (i) September 30, 2026, (ii) the closing and initial funding of the TCDC Project Credit Facility, (iii) the closing of a Qualified Equity Financing and (iv) the acceleration of this Note in accordance with the terms hereof.

“MOIC Premium” means, at any time of determination upon the occurrence of the prepayment in full of this Note or the repayment in full of this Note at or after the Maturity Date, the difference (if positive, otherwise such difference shall be deemed to be zero) of:

(a) the product of (x) the total original principal amount as of the date hereof, multiplied by (y) 1.02; minus

(b) the cumulative amount of any principal repayments of this Note made prior to such time of determination and the then outstanding principal of this Note at such time of determination; minus

(c) the aggregate amount of interest earned and paid in shares of Common Stock prior to such time in respect of this Note; minus

(d) the aggregate amount of accrued and unpaid interest in respect of this Note as determined immediately prior to the occurrence of such time of prepayment or repayment, as applicable.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.

“Qualified Equity Financing” means an equity financing in which the Company issues or sells equity securities of the Company with aggregate gross proceeds to the Company of ten million dollars ($10,000,000) or more. For the avoidance of doubt, an equity financing shall not include the issuance or sale of equity securities to a lender in connection with the incurrence of any indebtedness.

“Qualified Equity Financing Price Per Share” means the price to the public per share of Common Stock sold in a Qualified Equity Financing.

“TCDC” means Texas Critical Data Centers LLC, a Delaware limited liability company.

“TCDC Project Credit Facility” means a senior secured credit facility to be entered into by and between TCDC, as borrower, and a third party financing provider, as lender, and such other parties as may be required thereunder, for the purposes of refinancing certain indebtedness and developing a data center project on land owned by TCDC or any similar financing entered into in lieu thereof for purposes of such refinancing and project financing.

Section 2. Interest and Redemption.

a) Payment of Interest in Shares of Common Stock. The Company shall pay interest to the Holder on the aggregate outstanding principal amount of this Note at the rate of 5.00% per annum (the “Regular Interest Rate”) payable on the Maturity Date (the “Interest Payment Date”) (if the Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in shares of Common Stock based upon the applicable Conversion Price. Upon the occurrence of an Event of Default and continuing until all amounts outstanding under this Note in respect of principal and interest are paid, the Company shall pay interest to the Holder on any past due amounts owing under this Note at the rate of 18% per annum (the “Default Interest Rate”).

b) Interest Calculations. Interest at the Regular Interest Rate or the Default Interest Rate, as applicable, shall be calculated for the actual number of days elapsed on the basis of a 365-day year and shall not compound. Interest at the Regular Interest Rate and Default Interest Rate shall be payable on the Maturity Date. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) MOIC Premium. Upon the payment in full of this Note, whether by prepayment, payment on the Maturity Date, or otherwise, the Company shall pay the MOIC Premium to the Holder, if applicable.

d) Prepayment. This Note may be voluntarily repaid or prepaid in whole or in part without premium or penalty, subject to payment of the MOIC Premium, if applicable, in accordance with Section 2(c) above.

e) Conversion. At the Maturity Date, the then outstanding Note Amount shall convert into a number of shares of Common Stock of the Company equal to (i) the Note Amount divided by (ii) the Conversion Price then in effect. For avoidance of doubt, this Note shall be payable only in shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of this Note. Any factional share of Common Stock issuable upon conversion of this Note shall be rounded up to the nearest whole share.

Section 3. Registration of Transfers and Exchanges.

a) Investment Representations.

i. Holder is acquiring its Note and any shares of Common Stock underlying such Notes (together the “Securities”) hereunder for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or applicable foreign or state securities laws.

ii. Holder understands that (A) the Securities have not been registered under the Securities Act or applicable foreign or state securities laws and (B) the Securities must be held by Holder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable foreign and state securities laws or is exempt from registration thereof. Holder is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. The Company shall update the Note Register to reflect permitted transferees and assignees of the Note. The Note Register shall include the name and address of each Holder and principal amount (and stated interest) owing to each Holder pursuant to the terms of this Note.

Section 4. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on a Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five Business Days; or

ii. the Company shall be subject to a Bankruptcy Event.

b) Remedies Upon Event of Default. If an Event of Default has occurred and is continuing, Holder will have the right to accelerate payment of the entire principal of this Note, and, upon such acceleration, this Note will thereupon become forthwith due and payable, and the Company will forthwith pay to Holder the entire outstanding principal of, and all accrued interest on, this Note, in shares of Common Stock based upon the Conversion Price then in effect; provided, that in the case of an Event of Default under Section 4(a)(ii), the entire principal of this Note shall become immediately due and payable in full, and the Company will forthwith pay to Holder the entire outstanding principal of, and all accrued interest on, this Note, in shares of Common Stock based upon the Conversion Price then in effect. Commencing on the occurrence of any Event of Default and for as long an Event of Default is not cured, the interest rate on any past due amounts under this Note as set forth in Section 2 above shall accrue at the Default Interest Rate. Upon the payment in full in shares of Common Stock or other satisfaction in full of this Note (including by conversion or otherwise), the Holder shall promptly surrender this Note to or as directed by the Company. In connection with any acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may, while any Event of Default is continuing, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 4(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Borrower shall pay the Holder hereof costs of collection, including reasonable and documented out-of-pocket attorneys’ fees.

Section 5. Miscellaneous.

a) Notices. All notices and other communications under this Note must be in writing and will be deemed given when received if delivered personally or by courier (with written confirmation of receipt), at the following addresses (or at such other address as may be specified in a notice in accordance with this Section 5(a)):

If to the Company:

200 N. Loraine Street, Suite 1324

Midland, Texas 79701

Attention: E. Will Gray II

Email: [                   ]

If to Holder:

[           ]

Attention: Zachary Zhou

Email: [                   ]

b) Assignment; Third Party Beneficiaries. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective beneficiaries, representatives, heirs, estates, successors and assigns, as applicable, permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Holder and (ii) the Holder shall not make any such assignment without the consent of the Company. This Note is not intended to confer any rights or remedies upon any person or entity except the Company and the Holder and their respective permitted successors and assigns.

c) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of the Company.

d) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f) Amendment; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Costs of Collection and Enforcement. The Company agrees to pay any collection expense, court costs and, to the extent allowed by applicable law, reasonable and documented out-of-pocket attorneys’ fees and legal fees, (whether or not suit is commenced) which are incurred in the collection or enforcement of this Note or of any part hereof; and in the event suit is brought to enforce payment hereof, that such expenses, costs and fees be determined by a court sitting without a jury. Attorneys’ fees shall include any such reasonable and documented out-of-pocket fees incurred in any Bankruptcy Event, appellate or related ancillary or supplemental proceedings, whether before or after final judgment related to the enforcement or defense of this Note.

i) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief).  It is agreed and understood that no party shall be liable to any other party for consequential, punitive, special, indirect or exemplary losses or damages alleged in connection with the Note of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the party has been advised of the likelihood of such loss or damage and regardless of the form of action. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

l) No Oral Agreements. THIS NOTE EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

m) Tax Form. On or prior to the date on which the Holder acquires an interest in this Note (and from time to time upon the reasonable request of the Company), the Holder shall provide the Company a valid Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certificate, duly executed by an officer of Holder establishing that the Holder is exempt from U.S. federal backup withholding tax.

n) Registration Rights. 30 days following the Maturity Date, the Company shall file a registration statement for the resale of the shares of Common Stock issued upon conversion of the Note with the Securities and Exchange Commission and shall cause such registration statement to become effective as soon as commercially practicable thereafter.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chairman and Chief Executive Officer
Mailing Address for Notices:
200 N. Loraine Street, Suite 1324, Midland, Texas 79701
Email Address for delivery of Notices:
[ ]

Acknowledged and agreed of the date first written above.

/s/ Zachary Yi Zhou
Zachary Zhou